Exhibit 99.1

SECOND AMENDMENT TO AGREEMENT

This Second Amendment to Agreement (this “Amendment”), dated as of December 19, 2005, is entered into between Nationwide Financial Solutions, Inc. (“NFS”) and William L. Mullins (together with NFS, the “Parties”). The Parties hereby agree as follows:

1.            Amendment.    The Parties hereby amend the Agreement entered into by the Parties on January 27, 2004, and as amended by Amendment Number One to Agreement dated as of April 1, 2004 (the “Original Agreement”) as follows:

(a)         The reference to “July 31, 2005” in Section 2 of the Original Agreement is hereby amended to read “December 31, 2005.”

(b)        The reference to “August 15, 2005” in Section 5 of the Original Agreement is hereby amended to read “December 21, 2005.”

2.            Other Terms Unchanged. Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Original Agreement shall remain unchanged and in full force and effect without interruption or impairment of any kind.

3.            Miscellaneous. Sections 8, 9 and 10 of the Original Agreement shall apply to this Amendment.

4.            Counterparts. This Amendment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement may be delivered by exchange of copies of the signature page by facsimile transmission.

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SIGNATURE PAGE—SECOND AMENDMENT TO AGREEMENT

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed all as of the date first written above.

Nationwide Financial Solutions, Inc.

/s/ Steve Luke _________________________________ Steve Luke Chief Executive Officer /s/ William L. Mullins _________________________________ William L. Mullins